UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 16, 2009

JACK HENRY & ASSOCIATES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-14112 (Commission File Number)	43-1128385 (I.R.S. Employer Identification No.)

663 Highway 60, P.O. Box 807
Monett, Missouri 65708
(Address of principal executive office) (Zip Code)

(417) 235-6652
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

     On August 16, 2009, Jack Henry & Associates, Inc., a Delaware corporation (the "Company"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with Goldleaf Financial Solutions, Inc., a Tennessee corporation ("Goldleaf Financial"), and Peachtree Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of the Company ("Merger Sub"). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merger with and into Goldleaf Financial (the "Merger"), with Goldleaf Financial continuing as the surviving corporation and as a wholly-owned subsidiary of the Company. The Board of Directors of Goldleaf Financial has unanimously approved the Merger Agreement and the Merger.

     At the effective time of the Merger, each outstanding share of common stock of Goldleaf Financial (other than shares owned by the Company, Merger Sub or Goldleaf Financial, or any of their respective subsidiaries) will be cancelled and converted into the right to receive $0.98 in cash without interest. As of the effective time, each outstanding option to purchase shares of common stock of Goldleaf Financial will become vested in full, cancelled and converted into the right to receive cash in an amount equal to the product of (i) the excess (if any) of $0.98 over the exercise price per share of common stock for such option and (ii) the number of shares of common stock then subject to such option. In addition, the Company will repay certain of Goldleaf Financial's outstanding debt and accrued interest obligations, which is anticipated to equal approximately $42 million at closing (the "Debt Obligations").

     Consummation of the Merger is subject to customary conditions, including, among others, (i) approval of Goldleaf Financial's stockholders, (ii) absence of any order or injunction prohibiting the consummation of the Merger, (iii) receipt of payoff letters evidencing the Company's repayment of the Debt Obligations, (iv) the receipt of certain third-party consents and (v) other customary closing conditions.

     The Company and Goldleaf Financial have made certain representations, warranties and covenants in the Merger Agreement, including, among others, covenants that, subject to certain exceptions, (i) Goldleaf Financial will conduct its business in the ordinary course consistent with past practice, and refrain from taking specified actions, during the period between the execution of the Merger Agreement and the effective time of the Merger, (ii) Goldleaf Financial will promptly file a proxy statement relating to the meeting of its stockholders to consider approval of the Merger Agreement and use its best efforts to obtain such approval, (iii) Goldleaf Financial will not solicit, initiate, encourage or facilitate any inquiry, proposal or offer for, or engage or participate in any negotiations concerning, an alternative transaction, or provide information relating to, approve or recommend, or enter into any agreement relating to, an alternative transaction, except in limited circumstances relating to proposals that constitute, or are reasonably likely to lead to, a superior proposal.

     The Merger Agreement contains certain termination rights for both the Company and Goldleaf Financial, and further provides that, in connection with the termination of the Merger Agreement under specified circumstances, Goldleaf Financial may be required to pay the Company a termination fee of $1.5 million.

     The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference. The Merger Agreement contains customary representations and warranties made by and to the parties thereto as to specific dates. The assertions embodied in those representations and warranties are qualified by information contained in confidential disclosure schedules that the parties exchanged in connection with negotiating the terms of the Merger Agreement. Accordingly, investors and stockholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Merger Agreement and are modified in important part by the underlying disclosure schedules. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company's public disclosures. In addition, certain representations and warranties may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the respective parties rather than establishing matters as facts. For the foregoing reasons, no person should rely on the representations and warranties as statements of factual information at the times they were made or otherwise. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 8.01     Other Events.

     On August 17, 2009, the Company and Goldleaf Financial issued a joint press release announcing the entry into the Merger Agreement. A copy of the joint press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Additional Information about the Merger and Where to Find It

     Goldleaf Financial plans to file with the Securities and Exchange Commission (the "SEC") and furnish to its stockholders a proxy statement in connection with the proposed merger with Peachtree Acquisition Corporation, pursuant to which Goldleaf Financial would be acquired by the Company (the "Merger"). The proxy statement will contain important information about the proposed Merger and related matters. INVESTORS AND STOCKHOLDERS OF GOLDLEAF FINANCIAL ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and stockholders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by Goldleaf Financial through the Web site maintained by the SEC at www.sec.gov.

     Jack Henry and its directors and executive officers, and Goldleaf and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Goldleaf common stock in respect of the proposed transaction. Information about the directors and executive officers of Jack Henry is set forth in its proxy statement for its 2008 Annual Meeting of Stockholders, which was filed with the SEC on October 1, 2008. Information about the directors and executive officers of Goldleaf is set forth in its proxy statement for its 2009 Annual Meeting of Shareholders, which was filed with the SEC on April 21, 2009. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the acquisition when it becomes available.

Item 9.01     Financial Statements and Exhibits.
Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated August 16, 2009, among Jack Henry & Associates, Inc., Peachtree Acquisition Corporation and Goldleaf Financial Solutions, Inc.

99.1	Press Release dated August 17, 2009 issued by Jack Henry & Associates, Inc. and Goldleaf Financial Solutions, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
JACK HENRY & ASSOCIATES, INC.

By:	/s/ Kevin D. Williams
Kevin D. Williams
Chief Financial Officer

Date:  August 17, 2009

INDEX TO EXHIBITS
Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated August 16, 2009, among Jack Henry & Associates, Inc., Peachtree Acquisition Corporation and Goldleaf Financial Solutions, Inc.

99.1	Press Release dated August 17, 2009 issued by Jack Henry & Associates, Inc. and Goldleaf Financial Solutions, Inc.